At Home Group Inc. Announces Preliminary1 Third Quarter Fiscal 2021 Results

●	Announces preliminary[1] Q3 net sales growth of approximately 47% and a comparable store sales[2] increase of approximately 44%
●	Expects preliminary[1] Q3 EPS of $0.58 to $0.62, including $(0.04) impact of debt refinancing costs
●	Estimates total liquidity of more than $350 million
●	Anticipates lowest leverage ratio since IPO
●	Insider Perks program grows 42% year-over-year to 8.3 million members

PLANO, Texas, October 29, 2020– At Home Group Inc. (NYSE: HOME), the home décor superstore, today announced certain preliminary1 unaudited results for the third quarter ended October 24, 2020.

Lee Bird, Chairman and Chief Executive Officer, stated, “At Home’s third quarter comparable store sales growth of 44% established a new high watermark for our business, even higher than our record second quarter. We believe we are continuing to gain meaningful market share and emerge as a major winner in the home décor space. The successful execution of our At Home 2.0 strategies, including EDLP+ campaigns, category reinventions, loyalty program expansion and omnichannel offerings, along with our healthy balance sheet, leave us well-positioned to thrive. We also expect to remain a beneficiary of favorable macro trends such as nesting and de-urbanization.”

Mr. Bird continued, “Looking ahead, our exciting new holiday assortment is now available in stores as well as online for curbside pickup and local delivery. Our new partnership with Postmates through PICKUP will expand our local delivery platform and add speed and convenience for our customers, just in time for a busy holiday season.”

Preliminary1 Third Quarter Fiscal 2021 Results

●	Net sales of approximately $470 million, representing 47% growth year-over-year
●	Comparable store sales[2] increase of approximately 44%
●	EPS of $0.58 to $0.62, including a $(0.04) impact of debt refinancing costs, as compared to EPS of $(0.23) and adjusted EPS[2] of $0.00 in the third quarter of fiscal 2020
●	Total liquidity (cash plus availability under our existing credit facility) of more than $350 million
●	Anticipates significant improvement in leverage ratio to lowest level since initial public offering

Conference Call Details

A conference call to discuss the preliminary1 third quarter fiscal 2021 financial results is scheduled for today, October 29, 2020, at 9:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-437-2398 (international callers please dial 1-720-452-9102) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.athome.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.athome.com for 90 days.

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(1)	The Company is in the process of finalizing its results for the third quarter ended October 24, 2020. Accordingly, the preliminary results contained in this release are based on current estimates and remain subject to change. The Company and its external auditors have not completed their normal quarterly closing and related review procedures for the quarter. There can be no assurance that final results for the quarter will not differ from the preliminary results, including as a result of quarter-end closing procedures or review adjustments. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP that have been reviewed by the Company’s external auditors.
(2)	Represents a non-GAAP financial measure. For additional information about non-GAAP measures, including, where applicable, reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see “Non-GAAP Measures” below.

Terminology

We define certain terms used in this release as follows:

"Adjusted EBITDA" means net income before net interest expense, income tax provision and depreciation and amortization, adjusted for the impact of certain other items as defined in our debt agreements, including certain legal settlements and consulting and other professional fees, stock-based compensation expense, impairment charges, gain on sale-leaseback, non-cash rent and other adjustments.

“Adjusted EPS” means Adjusted Net Income divided by diluted weighted average shares outstanding.

“Adjusted Net Income” means net income (loss), adjusted for impairment charges, loss on extinguishment of debt, loss (gain) on sale-leaseback, payroll tax expenses related to initial public offering non-cash stock-based compensation expense (the “IPO Grant”), the income tax impact associated with the stock option exercises and other adjustments, which include other transaction costs.

"Comparable store sales" means, for any reporting period, the change in period-over-period net sales for the comparable store base, beginning with stores on the second day of the sixteenth full fiscal month following the store's opening. When a store is being relocated or remodeled, we exclude sales from that store in the calculation of comparable store sales until the first day of the sixteenth full fiscal month after it reopens.

“EPS” means diluted earnings per share.

“GAAP” means accounting principles generally accepted in the United States.

“Leverage ratio” means Net Debt divided by Adjusted EBITDA for the trailing twelve months.

“Net Debt” includes borrowing under the ABL revolving credit facility, current portion of long-term debt, long-term debt and financing obligations, less unamortized deferred debt issuance cost and cash and cash equivalents. Net Debt excludes operating lease liabilities recognized in accordance with ASC 842 Leases.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", "look forward", "may", "might", "on track", "outlook", "plan", "potential", "predict", "reaffirm", "seek", "should", "trend" or "vision", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our assumptions for future financial performance, as well as statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, market share, competition, impact of expected stock option exercises, future capital expenditures, and estimates of expenses we may incur in connection with equity incentive awards to management and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this document are forward-looking statements. Furthermore, statements relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020 as well as those factors updated in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2020 and other reports that we file with the Securities and Exchange Commission  (“SEC”), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About At Home Group Inc.

At Home (NYSE:HOME), the home décor superstore, offers more than 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 219 stores in 40 states. For more information, please visit us online at investor.athome.com.

Non-GAAP Measures

Certain financial measures presented in this release, such as comparable store sales and adjusted EPS, are not recognized under GAAP.

We present comparable store sales because it allows us to evaluate how our store base is performing by measuring the change in period-over-period net sales in stores that have been open for the applicable period. We present adjusted EPS because we believe investors’ understanding of our operating performance is enhanced by the disclosure of earnings per diluted share adjusted for items that we do not believe are indicative of our core operating performance.

You are encouraged to evaluate these metrics and the reasons we consider them appropriate for supplemental analysis. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, comparable store sales and adjusted EPS may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Comparable store sales and adjusted EPS have limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using comparable store sales and adjusted EPS only as supplemental information.

AT HOME GROUP INC.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share data)

(Unaudited)

The table below reconciles the non-GAAP financial measure of adjusted EPS to its most directly comparable GAAP financial measure.

Reconciliation of net loss as reported to adjusted EPS

Thirteen Weeks Ended
October 26, 2019

Net loss, as reported	$(14,647)
Adjustments:
Impairment charges(a)	5,230
Loss on sale-leaseback(b)	1,438
Other(c)	(115)
Tax impact of adjustments to net loss(d)	(1,511)
Tax impact related to the cancellation of the one-time CEO grant(e)	9,306
Adjusted Net Income	(299)
Diluted weighted average shares outstanding	64,083,612
Adjusted EPS	$—

(a)	Represents a non-cash impairment charge of $5.2 million that we recognized during the thirteen weeks ended October 26, 2019 in connection with a strategic decision to close or relocate three stores.
(b)	As of January 27, 2019, we fully recognized the gains on sale-leaseback transactions on the condensed consolidated statements of operations in accordance with ASC 842. During the thirteen weeks ended October 26, 2019, we recognized a further $2.5 million expense related to the sale-leaseback transaction entered into in the first fiscal quarter 2020.
(c)	Other adjustments include amounts our management believes are not representative of our ongoing operations, including charges incurred in connection with the sale of shares of our common stock on behalf of certain existing stockholders and other transaction costs.
(d)	Represents the income tax impact of the adjusted expenses using the annual effective tax rate excluding discrete items. After giving effect to the adjustments to net loss, the adjusted effective tax rate for the thirteen weeks ended October 26, 2019 was 795.3%.
(e)	During fiscal 2019, we recognized non-cash stock-based compensation expense of $41.5 million associated with a one-time grant of stock options to our Chairman and Chief Executive Officer (the “one-time CEO Grant”), which was made during the second quarter of fiscal 2019 and which we do not consider in our evaluation of our ongoing performance. The one-time CEO grant vested and was fully recognized in the second fiscal quarter 2019. The one-time CEO grant was cancelled for no consideration, resulting in the recognition of $9.3 million of deferred tax expense during the thirteen weeks ended October 26, 2019.

Investor Relations:

At Home

Arvind Bhatia, CFA / Bethany Johns

972.265.1299 / 972.265.1326

InvestorRelations@AtHome.com

Media
Carey Marin
214.914.1157
MediaRelations@AtHome.com

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